SCHEDULE 14C INFORMATION

 Information Statement Pursuant to Section 14(c) of the
           Securities Exchange Act of 1934
                (Amendment No.   )



Check the appropriate box:

[ X ]	Preliminary Information Statement
[   ]	Confidential, for Use of the Commission Only (as
        permitted by Rule 14c-5(d)(2))
[   ]	Definitive Information Statement


  ____________The Managers Funds______________
  (Name of Registrant as Specified In Its Charter)

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        or 14c-5(g).
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        Rules 14c-5(g) and 0-11.

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


          [THE MANAGERS FUNDS LOGO]

             40 RICHARDS AVENUE
          NORWALK, CONNECTICUT 06854
                800-835-3879
            WWW.MANAGERSFUNDS.COM

        MANAGERS CAPITAL APPRECIATION FUND
----------------------------------------------------

Dear Fellow Shareholder:

The enclosed information statement details a recent change in sub-adviser and new sub-advisory agreement for Managers
Capital Appreciation Fund (the "Fund).  On June 1, 2001, the
Board of Trustees of The Managers Funds approved the recommendation of The Managers Funds LLC, the investment manager to the to the Fund, to hire Holt-Smith & Yates Advisors, Inc. ("Holt-Smith & Yates") to replace Roxbury Capital Management,
LLC as a sub-adviser to the Fund. The recommendation reflected, among other things, The Managers Funds LLC's opinion that Holt-Smith & Yates is appropriately suited to co-manage the Fund with Essex Investment Management Company, LLC ("Essex") based on the philosophy of The Managers Funds LLC to achieve style diversification for the Fund. On June 1, 2001, the Board of Trustees of The Managers Funds approved a new sub-advisory agreement with Holt-Smith & Yates, which became effective on June 4, 2001.

Holt-Smith & Yates Advisors joins Essex, the Fund's other sub-adviser, with each managing approximately half of the Fund. We are optimistic that the Fund will benefit from the management of these two fine firms. As a matter of regulatory compliance, we are sending you this information statement, which describes the management structure of the Fund and the ownership structure of Holt-Smith & Yates Advisors, as well as the terms of the sub-advisory agreement which your Trustees have approved.

Please feel free to call us at (800) 835-3879 should you have any questions on the enclosed information statement. We thank you for your continued interest in The Managers Funds.

Sincerely,
/s/Peter M. Lebovitz
Peter M. Lebovitz
President

          [THE MANAGERS FUNDS LOGO]

            40 RICHARDS AVENUE
         NORWALK, CONNECTICUT 06854
                800-835-3879
           WWW.MANAGERSFUNDS.COM

     MANAGERS CAPITAL APPRECIATION FUND
----------------------------------------------------

         ___________________________

            INFORMATION STATEMENT
        ____________________________

             [PRELIMINARY COPY]

This information statement is being provided to the shareholders of Managers Capital Appreciation Fund in lieu of a proxy statement, pursuant to the terms of an exemptive order which The Managers Funds, a Massachusetts business trust (the "Trust"), has received from the Securities and Exchange Commission. This exemptive order permits the Trust's investment manager to hire new sub-advisers and to make changes to existing sub-advisory contracts with the approval of the Trustees, but without obtaining shareholder approval. WE
ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND
US A PROXY.

This information statement will be mailed to shareholders on or about July 19, 2001.

THE TRUST AND ITS FUND MANAGEMENT AGREEMENT

Managers Capital Appreciation Fund (the "Fund") is an investment portfolio of the Trust. The Trust has entered into a fund management agreement with respect to each investment portfolio of the Trust with The Managers Funds LLC (the "Manager") dated April 1, 1999 (the "Management Agreement"). Under the terms of the Management Agreement, it is the responsibility of the Manager to select, subject to review and approval by the Trustees, one or more sub-advisers (the "Sub-Advisers," and each a "Sub-Adviser") to manage the investment portfolio of the Fund, to review and monitor the performance of these Sub-Advisers on an ongoing basis, and to recommend changes in the roster of Sub-Advisers to the Trustees, as appropriate. The Manager is also responsible for allocating the Fund's assets among the Sub-Advisers for the Fund, if such Fund has more than one Sub-Adviser. The portion of the Fund's assets managed by a Sub-Adviser may be adjusted from time to time in the sole discretion of the Manager. The Manager is also responsible for conducting all business operations of the Trust, except those operations contracted to the custodian or the transfer agent. As compensation for its services, the Manager receives a management fee from the Fund, and the Manager is responsible for payment of all fees payable to the Sub-Advisers of the Fund. The Fund, therefore, pays no fees directly to the Sub-Advisers.

The Manager recommends Sub-Advisers for the Fund to the Trustees based upon its continuing quantitative and qualitative evaluation of the Sub-Advisers' skills in managing assets pursuant to specific investment styles and strategies. Short-term investment performance, by itself, is not a significant factor in selecting or terminating a Sub-Adviser, and the Manager does not expect to recommend frequent changes of Sub-Advisers.

The Sub-Advisers do not provide any services to the Fund except portfolio investment management and related record-keeping services. However, in accordance with procedures adopted by the Trustees, a Sub-Adviser, or its affiliated broker-dealer, may execute portfolio transactions for the Fund and receive brokerage commissions in connection therewith as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act") and the rules thereunder.

HOLT-SMITH & YATES ADVISORS, INC. AND THE NEW SUB-ADVISORY AGREEMENT

Prior to June 1, 2001, the assets of the Fund were managed by Essex Capital Management Company, LLC ("Essex") and Roxbury Capital Management, LLC ("Roxbury"). At any given time, each Sub-Adviser serves pursuant to a separate sub-advisory agreement between the Manager and that Sub-Adviser (each such agreement, a "Sub-Advisory Agreement"). At an in-person meeting of the Board of Trustees held on June 1, 2001, the Trustees, including a majority of the Trustees who are not "interested persons" of the Trust within the meaning of the 1940 Act (the "Independent Trustees"), approved the recommendation of the Manager to replace Roxbury with Holt-Smith & Yates Advisors, Inc. ("Holt-Smith & Yates") as a Sub-Adviser to the Fund. Accordingly, the Trustees approved a Sub-Advisory Agreement with Holt-Smith & Yates (the "Holt-Smith & Yates Agreement") which became effective on June 4, 2001.

The recommendation to replace Roxbury with Holt-Smith & Yates was made by the Manager in the ordinary course of its on-going evaluation of Sub-Adviser performance and investment strategy, and after extensive research of numerous candidate firms and qualitative and quantitative analysis of each candidate's organizational structure, investment process and style and long-term performance record. The recommendation to hire Holt-Smith &
Yates was due to the Manager's belief that Holt-Smith & Yates' growth-oriented investment style would be appropriately suited to co-manage the Fund with Essex and is consistent with the Manager's desire to maintain focus (within a single Sub-Adviser) and diversification (across Sub-Advisers) for the Fund.

Under the Management Agreement, the Fund pays the Manager a fee equal to 0.80% of the Fund's average daily net assets. From this fee, the Manager pays each Sub-Adviser a fee of 0.40% of the average daily net assets under their respective Sub-Advisory Agreements. Pursuant to the Holt-Smith & Yates Agreement, the Manager would pay Holt-Smith & Yates the same fee as that currently paid to Essex and previously paid to Roxbury under their respective Sub-Advisory Agreements; i.e., a fee of 0.40% of the Fund's average daily net assets under Holt-Smith & Yates' management. For the fiscal year ended

December 31, 2000, the Fund paid the Manager $2,742,768, and the Manager paid $717,083 to Essex and $652,460 to Roxbury under their respective Sub-Advisory Agreements. If the Holt-Smith & Yates Agreement had been in effect for fiscal 2000, the total management fee payable by the Fund to the Manager and the total amount of sub-advisory fees payable by the Manager to the Sub-Advisers would have been the same.

Apart from the identity of the Sub-Adviser and the effective date of the Sub-Advisory Agreement, there are no differences between the Holt-Smith & Yates Agreement and the Essex or Roxbury Sub-Advisory Agreements. A copy of the Holt-Smith & Yates Agreement is attached as Exhibit A.

INFORMATION ABOUT HOLT-SMITH & YATES

The following is a description of Holt-Smith & Yates, which is based on information provided by Holt-Smith & Yates. Holt-Smith & Yates is not affiliated with the Manager.

Holt-Smith & Yates was founded in 1987, and is 100% owned and managed by Marilyn Holt-Smith and Kristin A. Yates. Holt-Smith & Yates is a registered investment advisory firm and a Wisconsin corporation. As of March 30, 2001, Holt-Smith & Yates had approximately $500 million in client assets under management. Holt-Smith & Yates is located at 2810 Crossroads Drive, Suite 4900, Madison, Wisconsin 53718.

The names and principal occupation of the directors and principal officers of Holt-Smith & Yates are set forth below. Their principal occupation is their employment with Holt-Smith & Yates.

NAME                          POSITION
-----                         ---------
Marilyn Holt-Smith		President, Treasurer
Kristin A. Yates			Vice President, Secretary

Holt-Smith & Yates does not act as an investment adviser to other investment companies having similar objectives to the Fund. Holt-Smith & Yates does not have any affiliated broker-dealers.

HOLT-SMITH & YATES' INVESTMENT PHILOSOPHY

Holt-Smith & Yates has a disciplined investment approach for investing in the growth sector of the equities market. It employs a fundamental, bottom-up growth methodology to its investing characterized by the following factors:

* A focus on companies with superior real earning growth prospects (i.e., earnings growth higher than the S&P 500 Index)
* Attention to stock price appreciation, seeking companies with attractive earnings growth prospects; and

*  Emphasis on investments in large-capitalization growth companies.

PORTFOLIO MANAGER

Kristin A. Yates and a team of analysts will manage this portion of the Fund's portfolio. Ms. Yates is a founder and Managing Director of Holt-Smith & Yates. She also serves as Director of Equity
Investments and is a member of the firm's fixed-income team.

BOARD OF TRUSTEES' RECOMMENDATION

On June 1, 2001, the Holt-Smith & Yates Agreement was approved by the Trustees, including the Independent Trustees, of the Fund. In approving the Holt-Smith & Yates Agreement, the Trustees considered, among other things: (i) the nature and quality of services expected to be rendered by Holt-Smith & Yates to the Fund; (ii) the short-term and long-term performance of Holt-Smith & Yates in relation to other investment advisers with similar investment strategies and styles;
(iii) the consistency of Holt-Smith & Yates' investment philosophy and growth-oriented investment strategy; (iv) the extent to which the securities selected for the Fund by Holt-Smith & Yates are likely to differ from the securities selected for the Fund by Essex;
(v) Holt-Smith & Yates' investment management approach, which is expected to complement that of Essex; (vi) the structure of Holt-Smith & Yates and its ability to provide services to the Fund, (vii) that the fees payable by the Fund will not change as a result of replacing Roxbury with Holt-Smith & Yates as a Sub-Adviser to the Fund; and (viii) that the Holt-Smith & Yates
Agreement is identical in all material respects to the Essex Sub-Advisory Agreement.

Based on the foregoing, the Trustees, including a majority of the Independent Trustees, concluded that the Holt-Smith & Yates
Agreement between the Manager and Holt-Smith & Yates is in the best interests of the Fund and its shareholders.

ADDITIONAL INFORMATION

The Manager, located at 40 Richards Avenue, Norwalk, Connecticut
06854, serves as investment manager and administrator of the Trust. Managers Distributors, Inc., a wholly-owned subsidiary of the Manager, serves as principal underwriter of the Trust.

FINANCIAL INFORMATION

The Trust's most recent annual report and semi-annual report are available upon request, without charge, by writing to The
Managers Funds, 40 Richards Avenue, Norwalk, Connecticut
06854, or by calling (800) 835-3879, or on our website at www.managersfunds.com.

RECORD OR BENEFICIAL OWNERSHIP

Exhibit B contains information about the record or beneficial ownership by shareholders of five percent (5%) or more of the Fund's outstanding shares, as of the record date (June 15, 2001).

As of June 15, 2001, the Trustees and officers of the Trust owned less than 1% of the outstanding shares of the Fund. Since the beginning of fiscal year 2000, no Trustee has purchased or sold securities of the Manager or Holt-Smith & Yates exceeding 1% of the outstanding securities of any class of the Manager or Holt-Smith & Yates.

SHAREHOLDER PROPOSALS

The Trust does not hold regularly scheduled meetings of the shareholders of the Fund. Any shareholder desiring to present a proposal for inclusion at the meeting of shareholders next following this meeting should submit such proposal to the Trust at a reasonable time before the solicitation is made.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board of Trustees knows of no business other than that specifically mentioned in the Notice of Special Meeting of Shareholders that will be presented or considered at the Meeting.
If any other matters are properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

				July 19, 2001

				By Order of the Trustees,
				/s/Laura A. Pentimone
				LAURA A. PENTIMONE
				Assistant Secretary

                      EXHIBIT A
                      ---------
                 SUB-ADVISORY AGREEMENT
                 -----------------------

ATTENTION:  HOLT-SMITH & YATES ADVISORS, INC.

RE: SUB-ADVISORY AGREEMENT


The MANAGERS CAPITAL APPRECIATION FUND (the "Fund") is a series of a Massachusetts business trust (the "Trust") that is registered as an investment company under the Investment
Company Act of 1940, as amended, (the "Act"), and subject to the rules and regulations promulgated thereunder.

The Managers Funds LLC (the "Manager") acts as the manager and administrator of the Trust pursuant to the terms of a Management Agreement with the Trust. The Manager is responsible for the day-to-day management and administration of the Fund and the coordination of investment of the Fund's assets. However, pursuant to the terms of the Management Agreement, specific portfolio purchases and sales for the Fund's investment portfolios or a portion thereof, are to be made by advisory organizations recommended by the Manager and approved by the Trustees of the Trust.

1. APPOINTMENT AS A SUB-ADVISER. The Manager, being duly authorized, hereby appoints and employs HOLT-SMITH & YATES ADVISORS, INC. ("Sub-Adviser") as a discretionary asset manager, on the terms and conditions set forth herein, of those assets of the Fund which the Manager determines to allocate to the Sub-Adviser (those assets being referred to as the "Fund Account"). The Manager may, from time to time, with the consent of the Sub-Adviser, make additions to the Fund Account and may, from time to time, make withdrawals of any or all of the assets in the Fund Account.

2.  PORTFOLIO MANAGEMENT DUTIES.

(a)	Subject to the supervision of the Manager and of the
Trustees of the Trust, the Sub-Adviser shall manage the composition of the Fund Account, including the purchase, retention and disposition thereof, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's Prospectus and Statement of Additional Information (such Prospectus and Statement of Additional Information for the Fund as currently in effect and as amended or supplemented in writing from time to time, being herein called the "Prospectus").

(b)	The Sub-Adviser shall maintain such books and
records pursuant to Rule 31a-1 under the Act and Rule
204-2 under the Investment Advisers Act of 1940, as amended
(the "Advisers Act"), with respect to the Fund Account as shall be specified by the Manager from time to time, and shall maintain such books and records for the periods specified in the rules under the Act or the Advisers Act. In accordance with Rule 31a-3 under the Act, the Sub-Adviser agrees that all records under the Act shall be the property of the Trust.

(c)	The Sub-Adviser shall provide the Trust's Custodian,
and the Manager on each business day with information relating to all transactions concerning the Fund Account. In addition, the Sub-Adviser shall be responsive to requests from the Manager or the Trust's Custodian for assistance in obtaining price sources for securities held in the Fund Account, as well as for periodically reviewing the prices of the securities assigned by the Manager or the Trust's Custodian for reasonableness and advising the Manager should any such prices appear to be incorrect.

(d)	The Sub-Adviser agrees to maintain adequate compliance
procedures to ensure its compliance with the 1940 Act, the Advisers Act and other applicable federal and state regulations, and review information provided by the Manager to assist the Manager in its compliance review program.

(e)	The Sub-Adviser agrees to maintain an appropriate
level of errors and omissions or professional liability insurance coverage.

3. ALLOCATION OF BROKERAGE. The Sub-Adviser shall have authority and discretion to select brokers, dealers and futures commission merchants to execute portfolio transactions initiated by the Sub-Adviser, and for the selection of the markets on or in which the transactions will be executed.

(a) In doing so, the Sub-Adviser's primary responsibility shall be to obtain the best net price and execution for the Fund. However, this responsibility shall not be deemed to obligate the Sub-Adviser to solicit competitive bids for each transaction, and the Sub-Adviser shall have no obligation to seek the lowest available commission cost to the Fund, so long as the Sub-Adviser determines that the broker, dealer or futures commission merchant is able to obtain the best net price and execution for the particular transaction taking into account all factors the Sub-Adviser deems relevant, including, but not limited to, the breadth of the market in the security or commodity, the price, the financial condition and execution capability of the broker, dealer or futures commission merchant and the reasonableness of any commission for the specific transaction and on a continuing basis. The Sub-Adviser may consider the brokerage and research services (as defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) made available by the broker to the Sub-Adviser viewed in terms of either that particular transaction or of the Sub-Adviser's overall responsibilities with respect to its clients, including the Fund, as to which the Sub-Adviser exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

(b) The Manager shall have the right to request that specified transactions giving rise to brokerage commissions, in an amount to be agreed upon by the Manager and the Sub-Adviser, shall be executed by brokers and dealers that provide brokerage or research services to the Fund or the Manager, or as to which an on-going relationship will be of value to the Fund in the management of its assets, which services and relationship may, but need not, be of direct benefit to the Fund Account, so long as (i) the Manager determines that the broker or dealer is able to obtain the best net price and execution on a particular transaction and
(ii) the Manager determines that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available to the Fund or to the Manager for the benefit of its clients for which it exercises investment discretion, notwithstanding that the Fund Account may not be the direct or exclusive beneficiary of any such service or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

(c) The Sub-Adviser agrees that it will not execute any portfolio transactions with a broker, dealer or futures commission merchant which is an "affiliated person" (as defined in the Act) of the Trust or of the Manager or of any Sub-Adviser for the Trust except in accordance with procedures adopted by the Trustees. The Manager agrees that it will provide the Sub-Adviser with a list of brokers and dealers which are "affiliated persons" of the Trust, the Manager or the Trust's Sub-Advisers.

4.  INFORMATION PROVIDED TO THE MANAGER AND THE TRUST AND TO THE
    SUB-ADVISER

(a) The Sub-Adviser agrees that it will make available to the Manager and the Trust promptly upon their request copies of all of its investment records and ledgers with respect to the Fund Account to assist the Manager and the Trust in monitoring compliance with the Act, the Advisers Act, and other applicable laws. The Sub-Adviser will furnish the Trust's Board of Trustees with such periodic and special reports with respect to the Fund Account as the Manager or the Board of Trustees may reasonably request.

(b) The Sub-Adviser agrees that it will notify the Manager and the Trust in the event that the Sub-Adviser or any of its affiliates:
(i) becomes subject to a statutory disqualification that prevents the Sub-Adviser from serving as investment adviser pursuant to this Agreement; or (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. Notification of an event within (i) shall be given immediately; notification of an event within (ii) shall be given promptly. The Sub-Adviser has provided the information about itself set forth in the Registration Statement and has reviewed the description of its operations, duties and responsibilities as stated therein and acknowledges that they are true and correct in all material respects and contain no material misstatement or omission, and it further agrees to notify the Manager immediately of any fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that causes any statement in the Prospectus to become untrue or misleading in any material respect or that causes the Prospectus to omit to state a material fact.

(c) The Sub-Adviser represents that it is an investment adviser registered under the Advisers Act and other applicable laws and that the statements contained in the Sub-Adviser's registration under the Advisers Act on Form ADV as of the date hereof, are true and correct and do not omit to state any material fact required to be stated therein or necessary in order to make the statements
therein not misleading.   The Sub-Adviser agrees to maintain the
completeness and accuracy in all material respects of its registration on Form ADV in accordance with all legal requirements relating to that Form. The Sub-Adviser acknowledges that it is an "investment adviser" to the Fund within the meaning of the Act and the Advisers Act.

5. COMPENSATION. The compensation of the Sub-Adviser for its services under this Agreement shall be calculated and paid by the Manager in accordance with the attached Schedule A. Pursuant to the provisions of the Management Agreement between the Trust and the Manager, the Manager is solely responsible for the payment of fees to the Sub-Adviser, and the Sub-Adviser agrees to seek payment of its fees solely from the Manager and not from the Trust or the Fund.

6. OTHER INVESTMENT ACTIVITIES OF THE SUB-ADVISER. The Manager acknowledges that the Sub-Adviser or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities ("Affiliated Accounts"). The Manager agrees that the Sub-Adviser or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund Account, provided that the Sub-Adviser acts in good faith and provided further, that it is the Sub-Adviser's policy to allocate, within its reasonable discretion, investment opportunities to the Fund Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Manager acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose or otherwise deal with positions in investments in which the Fund
Account may have an interest from time to time, whether in transactions which involve the Fund Account or otherwise. The Sub-Adviser shall have no obligation to acquire for the Fund Account a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund
Account or otherwise.

7. STANDARD OF CARE. The Sub-Adviser shall exercise its best judgment in rendering the services provided by it under this Agreement. The Sub-Adviser shall not be liable for any act or omission, error of judgment or mistake of law or for any loss suffered by the Manager or the Trust in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Manager or the Trust or to holders of the Trust's shares representing interests in the Fund to which the Sub-Adviser would otherwise be subject by reason of willful malfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-Adviser's reckless disregard of its obligations and duties under this Agreement.

8. ASSIGNMENT. This Agreement shall terminate automatically in the event of its assignment (as defined in the Act and in the rules adopted under the Act). The Sub-Adviser shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Trust to consider whether an assignment under the Act will occur, and to take the steps necessary to enter into a new contract with the Sub-Adviser or such other steps as the Board of Trustees may deem appropriate.

9. AMENDMENT. This Agreement may be amended at any time, but only by written agreement between the Sub-Adviser and the Manager, which amendment is subject to the approval of the Trustees and the shareholders of the Trust in the manner required by the Act.

10. EFFECTIVE DATE; TERM. This Agreement shall become effective on June 4, 2001 and shall continue in effect until July 1, 2002. Thereafter, the Agreement shall continue in effect only so long as its continuance has been specifically approved at least annually by the Trustees, or the shareholders of the Fund in the manner required by the Act. The aforesaid requirement shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

11. TERMINATION. This Agreement may be terminated by (i) the Manager at anytime without penalty, upon notice to the Sub-Adviser and the Trust, (ii) at any time without penalty by the Trust or by vote of a majority of the outstanding voting securities of the Fund (as defined in the Act) on notice to the Sub-Adviser or (iii) by the Sub-Adviser at any time without penalty, upon thirty (30) days' written notice to the Manager and the Trust.

12. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby but shall continue in full force and effect.

13. APPLICABLE LAW. The provisions of this Agreement shall be construed in a manner consistent with the requirements of the Act and the rules and regulations thereunder. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed, and enforced according to the laws of the State of Connecticut.

THE MANAGERS FUNDS LLC

BY:   /s/Peter M. Lebovitz
	Peter M. Lebovitz

Its:	President and CEO

DATE:	6/4/01


ACCEPTED:
HOLT-SMITH & YATES ADVISORS, INC.

BY:	/s/Marilyn Holt-Smith

Its:	Managing Director

DATE:	6/5/01


ACKNOWLEDGED:
THE MANAGERS FUNDS

BY:	/s/Peter M. Lebovitz

Its:	President

DATE:	6/6/01


SCHEDULES:	A.  FEE SCHEDULE.

                          SCHEDULE A
                       SUB-ADVISER FEE

For services provided to the Fund Account, The Managers Funds LLC will pay a base quarterly fee for each calendar quarter at an annual rate of 0.40% of average net assets in the Fund account during the quarter. Average assets shall be determined using the average daily net assets in the Fund account during the quarter. The fee shall be pro-rated for any calendar quarter during which the contract is in effect for only a portion of the quarter.


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                          EXHIBIT B

         FIVE PERCENT RECORD OR BENEFICIAL OWNERSHIP
                   (as of June 15, 2001)


Charles Schwab & Co., Inc.                   25%
National Financial Services Corp.             8%
Mellon Bank                                   8%
Merrill Lynch Pierce Fenner & Smith Inc.      6%

Charles Schwab & Co., Inc., National Financial Services Corp., Mellon Bank and Merrill Lynch Pierce Fenner & Smith Inc. each own shares listed above of record. The Trust is not aware of any person owning beneficially five percent or more of the Fund's shares.